Exhibit 10.41
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PURCHASE AND SALE AGREEMENT
          This Purchase and Sale Agreement (the “Agreement”) is made as of this 19th day of September, 2006, by and between American Railcar Leasing LLC (the “Buyer”), a limited liability company, organized under the laws of the State of Delaware, and American Railcar Industries, Inc (the “Seller”), a corporation organized under the laws of the State of Delaware. Seller is the manufacturer and owner of railroad rolling stock that Buyer desires to purchase and Seller desires to sell.
          For and in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:
     1. Sale of Railcars; Scope of Work. Seller agrees to manufacture and sell, and Buyer agrees to purchase the railcars described in Exhibit A attached hereto (individually a “Car” and collectively the “Cars”). Except as otherwise provided in this Agreement, Seller shall furnish all labor, materials and equipment required to manufacture the Cars at its manufacturing facility or facilities listed on Exhibit A (hereinafter referred to as “Seller’s Plant”).
     2. Purchase Price. The purchase price of the Cars (the “Purchase Price”) shall be as set forth in Exhibit A. The Purchase Price is firm and subject to escalation or other adjustment as provided in this Agreement, per Exhibit “A”. The Purchase Price does not include any state or local sales, use or use or other similar taxes, and any such sales, use or similar tax arising out of this transaction, if any, shall be paid by Buyer together with the Purchase Price.
     3. Specifications and Changes. The Cars shall be constructed in a good and workmanlike manner in accordance with the specifications described on Exhibit B (the “Specifications”). The Cars will be built in accordance with the current Federal Railroad Administration, American Association of Railroads and United States Department of Transportation design, testing and approval requirements for new Cars.
     4. Delivery and Terms of Payment. Seller shall ship the Cars to Buyer in accordance with the schedule (the “Delivery Schedule”) set forth in Exhibit C to this Agreement. Unless otherwise agreed in writing, delivery of the Cars shall be F.O.B. Seller’s Plant. After a Certificate of Acceptance (as hereinafter defined) has been executed with respect to a Car, the Car will be shipped from Seller’s Plant. All subsequent switching and transportation shall be at Buyer’s expense. Payment of Seller’s invoice will be due *** after Buyer’s receipt thereof. Title to each Car shall pass to Buyer upon payment in full for such Car. Following receipt of payment for a Car, Seller shall deliver to Buyer a bill for sale for such Car substantially in the form of Exhibit D.
     5. Force Majeure. In the event that Seller is unable to deliver a Car to Buyer within *** after the scheduled delivery date shown on Exhibit C as a result of a Force Majeure Event, Buyer shall have the option to notify Seller that it will not purchase the Car(s) as to which delivery has been delayed and the Buyer’s obligation to purchase Cars shall be reduced by the number of Cars that Seller is unable to deliver, the Purchase Price will be reduced accordingly

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for each Car that Buyer has elected not to purchase, and such omitted Car will not be deemed a “Car” under this Agreement. As used herein, a “Force Majeure Event” shall mean and include any delays in the delivery of any car caused by strikes, lockouts (other than lockouts by Seller) or other labor disturbances; shortages or late delivery of material (due to no fault of Seller); unavailability, interruptions or inadequacy of fuel supplies; acts of God; war, preparation for war or other acts or interventions the military or other governmental agencies; governmental regulations; priorities given to defense orders; riot, embargoes, sabotage, act of terrorism, vandalism, malicious mischief, landslides, floods, hurricanes, earthquakes, collisions or fires; delays of subcontractors or of carriers by land, sea or air (due to no fault of Seller); quarantine restrictions, shortages of labor or components and any other circumstances or cause beyond Seller’s reasonable control.
     6. Inspection and Acceptance; Failure to Deliver. Seller shall give Buyer, and/or its designated agent, reasonable opportunity to inspect the Cars during construction at Seller’s Plant during normal operating hours or at such other time as may be mutually agreed. Prior to completion of a Car, Buyer and Seller shall mutually agree on a date for Buyer’s inspection of the completed Car and the execution of a certificate of acceptance (“Certificate of Acceptance”) in the form of Exhibit E hereto. If Buyer determines that a Car appears to have been manufactured according to the applicable specifications and is in acceptable condition for delivery (hereinafter, a “Conforming Car”), Buyer shall execute a Certificate of Acceptance as promptly as is reasonably practicable. In the event Buyer does not attend such inspection, or Buyer and Seller cannot mutually agree on an inspection date to occur within three (3) days of the date of completion of the Car, Seller is authorized and empowered to inspect the Car and execute a Certificate of Acceptance on Buyer’s behalf if it determines that the Car is a Conforming Car. If Buyer notifies Seller that a Car does not conform to the specifications applicable to that Car (hereinafter a “Non-Conforming Car”), it shall be Seller’s obligation to make the Car a Conforming Car. The execution of a Certificate of Acceptance shall not preclude Buyer from asserting a claim for a breach of Seller’s Car warranty contained in Section 8 within the applicable warranty period or that a Car was not manufactured in accordance with the applicable Specifications.
     Notwithstanding anything to the contrary in this Agreement, including without limitation this Paragraph 6, and for avoidance of any doubt, Buyer reserves all rights available to it in law or equity under the circumstances of a failure by Seller to deliver the Cars hereunder when due in accordance herewith.
     If Seller is unable to provide a Conforming Car within *** of the scheduled delivery date for any reason whatsoever other than a Force Majeure Event or as a result of a delay caused by Buyer, ***.
     7. ***. The parties agree that upon *** an independent and mutually agreeable third party***. The parties agree that ***.
     8. No Liens or Claims of Third Parties. Seller hereby represents and warrants to Buyer that: (a) Seller is the sole owner of the Cars and has good and marketable title to all of the Cars, free and clear of all liens, claims, demands, charges, security interests, privileges, pledges

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or other encumbrances (“Liens”) other than the Liens created by Buyer and that Seller will convey to Buyer good and marketable title to the Cars being sold free and clear of all Liens of every nature and kind whatsoever other than Liens created by Buyer; and (b) neither Seller’s rights in the Cars, nor the Cars, are subject to any contract, agreement, or understanding, whether written or oral, which provides for any remarketing, residual sharing or similar arrangement or which would be binding upon or enforceable against Buyer, the Cars, or the proceeds of any sale, lease or any disposition of any thereof.
     9. Seller’s Car Warranty; Car Cleaning. Seller warrants that each Car will be free from defects in material and workmanship under normal use and service for a period of *** from the Closing Date and will be manufactured in accordance with the applicable Specifications. With respect to parts and materials manufactured by others and incorporated by Seller in the Cars, such parts and material shall be covered only by the warranty, if any, of the manufacturer thereof, and Seller shall assign to Buyer any such warranty, to the extent assignable by Seller ***. Seller’s obligations with respect to any Car for breach of this warranty is limited at its option, to either a credit or refund of the price of any non-conforming or defective component (or Car) or replacement or repair of such non-conforming or defective component (or Car) at Seller’s manufacturing plant or at such other location as Seller shall designate in order to minimize Purchaser’s transportation expenses. Seller’s agreement set forth above to refund, repair or replace defective parts and materials (other than with respect to parts and materials manufactured by others and incorporated by Seller in the Cars, the remedy for which is provided for above in this Section 8) shall be Buyer’s sole and exclusive warranty liability with respect to the Cars that are defective in any respect or that fail to conform to any express or implied warranty, and Seller will not in any event be liable for the cost of any labor or transportation charges expended on or in connection with the repair, replacement or return of any component (or Car) or, except as provided herein, for any special, indirect, incidental or consequential damages.
     THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BUYER ACKNOWLEDGES THAT ITS SOLE REMEDY FOR BREACH OF THIS WARRANTY BY SELLER, IS AS PROVIDED ABOVE AND, EXCEPT AS PROVIDED HEREIN, SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT OR OTHER INCIDENTAL OR CONSEQUENTIAL INJURY OR DAMAGE. PROVIDED HOWEVER, NOTHING CONTAINED HEREIN SHALL LIMIT SELLER’S LIABILITY TO BUYER FOR CLAIMS OF CONTRIBUTION, IN TORT, PRODUCTS LIABILITY, OR ARE BASED ON ACTS OR OMISSIONS OF SELLER WITHOUT ANY NEGLIGENCE ON THE PART OF BUYER.
     THIS WARRANTY IS CONDITIONED UPON COMPLIANCE BY BUYER AND ALL OTHER USERS OF THE CARS WITH OPERATION, LOADING, USE, HANDLING, MAINTENANCE AND STORAGE IN ACCORDANCE WITH GOOD COMMERCIAL PRACTICES OF THE RAILROAD INDUSTRY. SELLER SHALL NOT BE RESPONSIBLE FOR FAILURES CAUSED BY MISLOADING, OVERLOADING, OVERHEATING, IMPROPER CLEANING, PHYSICAL ABUSE, ACCIDENT, DERAILMENT OR FOR OTHER DAMAGE CAUSED BY FIRE, FLOOD OR OTHER EXTERNAL CONDITIONS

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UNRELATED TO THE MANUFACTURE OF THE CAR, OR FOR NORMAL WEAR AND TEAR.
     In general, Cars shall be delivered clean and free from debris or other matter. Notwithstanding the fact that a Certificate of Acceptance has been executed with respect to a Car, if a Car is not clean enough prior to first load by Buyer’s customer to make it suitable for loading the commodities described on Exhibit A, then Buyer and Seller may jointly inspect the Car or Cars in question. Seller will either pay, or reimburse Buyer, for the expenses to clean any such Car, up to a maximum of *** per car. Provided however, Seller’s payment or reimbursement obligation will not apply if the Car is not clean because foreign matter was introduced while in transit or through loading operations or other actions of third parties.
     10. Sales Tax. Buyer shall pay, and shall indemnify and hold Seller harmless on an after-tax basis against, all sales, use, transfer or similar taxes (and any fines, penalties, additions to tax or interest relating thereto), if any, imposed or assessed on or with respect to the sale and the transfer of the Cars as contemplated herein.
     11. No Finder. Each party represents and warrants to the other that neither it nor any party acting on its behalf has paid, or become obligated to pay, or committed any other party to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.
     12. Patents. In lieu of any other warranty by Seller against patent infringement, statutory or otherwise, Seller agrees to defend, hold harmless and indemnify Buyer against all claims, demands, losses, suits, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of any suit, claim, or action for actual or alleged direct or contributory infringement of, or inducement to infringe, any patent, trademark, copyright or other intellectual property right by reason of the manufacture, use or sale of the Cars unless such actual or alleged infringement arises out of the compliance with designs, instructions or specifications furnished by the Buyer. In case the Cars or any part thereof are held to constitute such infringement or the use thereof is enjoined, Seller shall, at its option, take one of the following three corrective actions (each a “Corrective Action”): (a) procure for the Buyer the right to continue using the Cars or part thereof, (b) replace the Cars or part thereof with a non-infringing Car or part thereof or (c) take such measures as may be required to make the Cars or part thereof non-infringing, in which event the Buyer shall deliver the Cars to Seller for that purpose. In the event that Seller fails to effect a Corrective Action *** after Buyer’s written request, ***. The foregoing states the Seller’s entire liability with respect to any patent infringement by the Cars or part thereof.
     13. Expenses. Whether or not the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees and disbursements of its counsel.
     14. Entire Agreement. This Agreement and the Exhibits hereto contain the entire agreement and understanding between the parties hereto with respect to the subject matter contained herein and therein and supersede all prior agreements, understandings and

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representations, oral or written. No modification, limitation or release of any of the terms and conditions contained herein or in the Exhibits hereto shall be made except by mutual agreement to that effect in writing and signed by the parties hereto.
     15. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF MISSOURI, SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, THE LAWS OF SUCH STATE, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE, AND THIS AGREEMENT SHALL BE DEEMED IN ALL RESPECTS TO BE A CONTRACT OF SUCH STATE. BOTH PARTIES CONSENT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN MISSOURI FOR ANY ACTION THAT MAY BE BROUGHT UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     16. Notice. All communications under this Agreement shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail and courier service, (b) five (5) days after the date on which it shall have been mailed by United States mail (by certified mail, postage prepaid, return receipt requested), or (c) in the case of notice by such a telecommunications device, when properly transmitted, addressed to each party at the following addresses:

If to Seller:	American Railcar Industries, Inc.
100 Clark Street
St. Charles, Missouri 63301
Attention: Stephen Johnson, Vice President — Sales
Facsimile No.: (636) 940-6044

If to Buyer:	American Railcar Leasing LLC
620 North Second Street
St. Charles, MO 63301
Attention: Brian Evdo, Vice President Marketing
Facsimile No.: (636) 940-5020
or to any other address as may be given by any party to the other by notice pursuant to the provisions of this Section 15.
     17. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, modified, supplemented or terminated, and the terms hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of

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any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     18. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder. This Agreement, and the certificates, schedules, annexes and other documents executed and delivered at the closing in connection herewith are the complete agreement of the parties regarding the subject matter hereof and thereof and supersede all prior understandings (written or oral), communications and agreements.
     19. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
     20. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the remainder of such provision and the remaining provisions of this Agreement shall be interpreted, to the maximum extent possible, so as to conform to the original intent of this Agreement.
     21. Indemnification. Each party agrees that it shall indemnify and hold harmless the other party from and against any loss, claim, damage or expense (including attorneys’ fees and costs) attributable to a breach by such party of any of its obligations, representations or warranties contained herein.
     22. Non-Disclosure. Each Party agrees that the information contained in this Agreement as well as other information exchanged between the parties in connection with Buyer’s purchase of the Cars (including but not limited to the specifications, type and number of railcars to be purchased, particular configurations, designs or modifications, delivery locations and identity of Buyer’s customers and parties to whom the Cars are to be delivered) is confidential (even if not specifically designated as such) and, except as provided in this Agreement or required in order to fulfill the terms and conditions of this Agreement, neither party shall disclose any thereof to any third party. Each party shall similarly treat any information provided to Seller by Buyer in connection with the purchase of the Cars prior to or subsequent to the date of this Agreement as confidential in accordance with the terms hereof. All of the foregoing is hereinafter referred to as the “Confidential Information.”
     Neither party, without the prior written consent of the other, shall issue any press release or make any other public announcement or statement relating to Buyer’s purchase of the Cars or containing any Confidential Information.

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Notwithstanding the foregoing, Confidential Information shall not include (a) such information as is required to be made to UMLER and the Association of American Railroads, (b) such information as is required to be disclosed by law, court or governmental agency or authority, (c) such information as is required by either party’s accountants, auditors, insurance carriers or other legal or financial advisors, and (d) information that becomes known to a party on a non-confidential basis from a source as to which the party has no actual knowledge that such source was bound by a confidentiality agreement with respect to such information
Each party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information of the other party.
Each party shall notify the other party immediately upon discovery of any unauthorized use or disclosure of Confidential Information, and will cooperate with the other party in every reasonable way to help such party regain possession and control of the Confidential Information, and prevent its further unauthorized use. Each party acknowledges that monetary damages may be inadequate to protect the other against actual or threatened breach of the Agreement with respect to the Confidential Information. Accordingly, each party agrees that the other shall be entitled to seek injunctive relief for any such breach of obligations or representations under this Agreement with respect to the Confidential Information. EACH PARTY STIPULATES, ACKNOWLEDGES AND AGREES THAT THE OTHER SHALL NOT BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES FOR ANY BREACH OF THIS AGREEMENT WITH RESPECT TO THE CONFIDENTIAL INFORMATION OR BREACH OF REPRESENTATIONS HEREIN.
     23. Drawings. Buyer agrees that all drawings and technical material, including specifications, descriptions and tolerances relating to the Cars or any components thereof supplied by Seller to Buyer (the “Drawings”), are the exclusive property of Seller and contain confidential and proprietary information. By accepting the Drawings from Seller, Buyer agrees to limit its use of the Drawings solely to matters relating to Buyer’s use of the Cars, including the repair and maintenance of the Cars. Buyer further agrees not to disclose the Drawings, or to disclose any information contained in or derived from the Drawings to any person, including, but not limited to, any other manufacturer of Cars or components; provided however, in the event Buyer sells any of the Cars, Buyer may deliver any Drawings relating to such Cars to the purchaser. Seller agrees on Buyer’s written request, to provide Drawings to any car repair shop reasonably satisfactory to Seller or other party reasonably satisfactory to Seller (other than another manufacturer of Cars or components) provided that such car repair shop or other party agrees in advance, in writing, to be bound by confidentiality provisions similar to those contained herein and reasonably satisfactory to Seller.
     24. Termination. Without prejudice to any other right or remedy:
          (i) Either party may terminate this Agreement by written notice to the other party in the event that:

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          (a) The other party should materially breach this Agreement and such breach shall not be remedied *** of the giving of notice of the breach; or
          (b) A petition or complaint in bankruptcy or for reorganization is filed by or against the other party or the other party becomes insolvent.
     25. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience of reference only, and shall not effect in any way the meaning or interpretation of this Agreement.
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     IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first hereinabove set forth.

SELLER: AMERICAN RAILCAR INDUSTRIES, INC.
By:	/s/ James Unger
Title:	President and CEO

BUYER: AMERICAN RAILCAR LEASING LLC
By:	/s/ [illegible]
Title:	CEO

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EXHIBIT A
PURCHASE AND SALE AGREEMENT
DESCRIPTION:
1,000 30,000 gallon General Purpose Tank Cars for ethanol service, see Exhibit B for specifications
MANUFACTURING LOCATION:
Seller’s Plant, Marmaduke, Arkansas
PURCHASE PRICE:
*** (based on Seller’s estimate available at proposal date for all material and components including but not limited to steel sheet, steel plate, structural steel, wheels, axles, castings, etc. Buyer agrees to accept verifiable price increases and Seller agrees to accept verifiable price decreases applicable at the time of material purchase or delivery).
The above price includes current estimate of surcharges. This selling price is subject to steel surcharges, specialty surcharges, specialty surcharges and material cost increases applicable at time of production.

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EXHIBIT B
PURCHASE AND SALE AGREEMENT
***

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EXHIBIT C
PURCHASE AND SALE AGREEMENT
DELIVERY SCHEDULE:
2008
500 cars delivered at ***
2009
500 cars delivered at ***

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EXHIBIT D
PURCHASE AND SALE AGREEMENT
WARRANTY BILL OF SALE
     American Railcar Industries, Inc. a Delaware corporation (the “Seller”), in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, from American Railcar Leasing LLC., a Delaware limited liability company (“Buyer”), hereby grants, sells, assigns, conveys, transfers, delivers and sets over unto Buyer, all of the Seller’s right, title and interest in and to the equipment identified in Schedule 1 attached hereto and made a part hereof, together with all parts, appurtenances or other property attached or installed on such items of equipment (collectively with and including such parts, appurtenances and other property, the “Equipment”).
     To have and to hold to Buyer and its successors and assigns forever.
     This Bill of Sale is being delivered in connection with the Purchase and Sale Agreement between the Seller and the Buyer dated as of ___, 200_. The Seller hereby warrants to Buyer and its successors and assigns on the date hereof that the Seller is the lawful owner of good and marketable legal and beneficial title to the Equipment, that the Seller has the right to sell the same, that good and marketable title to the Equipment is conveyed to Buyer free and clear of all claims, liens, security interests, encumbrances and rights of others of any nature whatsoever arising prior to the delivery of the Equipment hereunder, except any claims, liens, security interests and other encumbrances arising from, through or under Buyer, and the Seller covenants that it shall warrant and defend such title to the Equipment against all such claims and demands whatsoever.
     IN WITNESS WHEREOF, the Seller has caused this Warranty Bill of Sale to be duly executed by its officer thereunto duly authorized on this ___day of _________, 200_.

American Railcar Industries, Inc.
By:
	Name:	Michael Vaughn
	Title:	Corporate Controller

STATE OF ______ )
)	SS:
COUNTY OF ____ )
     On this ___day of ________, 200___before me personally appeared Michael Vaughn, to me personally known, who, being by me duly sworn, says that he is a Corporate Controller of American Railcar Industries, Inc. and that the foregoing Bill of Sale was

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signed on behalf of said corporation by authority of its Board of Directors. Further, he acknowledged that the execution of the foregoing Bill of Sale was the free act and deed of said corporation.

Notary Public
[Notarial Seal]
My commission expires:

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SCHEDULE 1 TO
BILL OF SALE

Date:
ARI Lot # 28-7XXXX
Customer Reference : 71-XXXXX

SHPX	XXXXX1
SHPX	XXXXX2
SHPX	XXXXX3
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.	.
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SHPX	XXXXXN

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EXHIBIT E
PURCHASE AND SALE AGREEMENT
CERTIFICATE OF ACCEPTANCE

Contract/Order No.:	Certificate No.

Place Accepted:
Date Accepted:
I, the duly authorized representative of American Railcar Leasing LLC (“Buyer”) under the Purchase and Sale Agreement dated ___, 200___(the “Agreement”), for the purpose of accepting and inspecting the following Cars, hereby certifies that the Cars have been inspected, approved, delivered, received and accepted on behalf of Buyer or its assigns and found to be in apparent good order and running condition and in apparent conformance with applicable specifications and drawings. The execution of this Certificate of Acceptance shall not relieve American Railcar Industries of its duty or decrease its responsibility to produce and deliver the Cars in accordance with the terms, including warranties, contained in the Agreement.

Description of Railcars	Quantity	Light Weight	Reporting Marks

Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Agreement.

Authorized Representative of American Railcar Leasing LLC
# 1464339 v1